UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 6, 2006

Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

            On June 6, 2006, we received a signed copy of a Distribution Agreement and Instruction of Escrow (the “Agreement”) entered into by and between Material Technologies, Inc. (“Issuer”), Regulation-S.com, S.A., Inc. (“Distribution Agent”) and Omega Financial Services (“Escrow Agent”).  Under the terms of the Agreement, we will sell up to $3,000,000 worth of our common stock at a price equal to thirty seven and a half percent (37.5%) of the closing price, but no less than $0.05 per share.  There is absolutely no assurance that the Distribution Agent will successfully complete the sale of the Shares and does not presently have a commitment from any Investors to purchase the Shares.

EXHIBITS

10.1	Regulation S Distribution Agreement and Instruction of Escrow dated May 31, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2006	Material Technologies, Inc.,
a Delaware corporation
/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer